Exhibit 99.2 Earnings Conference Call Third Quarter 2016

Cautionary Statement Information Current as of October 28, 2016 Except as expressly noted, the information in this presentation is current as of October 28, 2016 — the date on which PGE filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 — and should not be relied upon as being current as of any subsequent date. PGE undertakes no duty to update the presentation, except as may be required by law. Forward-Looking Statements Statements in this news release that relate to future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward- looking statements include statements regarding earnings guidance; statements regarding the expected capital costs for the Carty Generating Station and the recovery of those costs; statements regarding future load, hydro conditions and operating and maintenance costs; statements concerning implementation of the company’s integrated resource plan; statements concerning future compliance with regulations limiting emissions from generation facilities and the costs to achieve such compliance; as well as other statements containing words such as “anticipates,” “believes,” “intends,” “estimates,” “promises,” “expects,” “should,” “conditioned upon,” and similar expressions. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including reductions in demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; operational risks relating to the company’s generation facilities, including hydro conditions, wind conditions, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; failure to complete capital projects on schedule or within budget, or the abandonment of capital projects, which could result in the company’s inability to recover project costs; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy markets conditions, which could affect the availability and cost of purchased power and fuel; changes in capital market conditions, which could affect the availability and cost of capital and result in delay or cancellation of capital projects; the outcome of various legal and regulatory proceedings; and general economic and financial market conditions. As a result, actual results may differ materially from those projected in the forward-looking statements. All forward-looking statements included in this news release are based on information available to the company on the date hereof and such statements speak only as of the date hereof. The company assumes no obligation to update any such forward-looking statement. Prospective investors should also review the risks and uncertainties listed in the company’s most recent annual report on form 10-K and the company’s reports on forms 8-K and 10-Q filed with the United States Securities and Exchange Commission, including management’s discussion and analysis of financial condition and results of operations and the risks described therein from time to time. 2

Leadership Presenting Jim Lobdell Senior VP of Finance, CFO & Treasurer Jim Piro President & CEO 3 On Today’s Call ▪ Financial performance ▪ Operational update ▪ Economy and customers ▪ Carty update ▪ 2016 Integrated Resource Plan ▪ Capital expenditure forecast ▪ Financial update ▪ Earnings guidance

NI in millions Q3 2015 Q3 2016 Net Income $36 $34 Diluted EPS $0.40 $0.38 2015 EPS $2.04 2016E EPS $2.05 - $2.20 Q2 Q3 Third Quarter 2016 Earnings Results 4 Q4E $0.57 - $0.72 Q1 Q2 Q3 Q4 Q1

Accomplishments and Operational Update 5

Economic Update 6 (1) Oregon Office of Economic Analysis (2) State of Oregon Employment Department (3) Oregon Office of Economic Analysis (4) Net of approximately 1.5% of energy efficiency, excluding one large paper customer and adjusting for Leap Year ▪ 50 consecutive months of job growth in Oregon, longest streak on record(1) ▪ PGE's service area unemployment rate of 4.9 percent in September beat Oregon's rate of 5.5 percent and the national rate of 5.0 percent(2) ▪ Oregon wage gains are third-fastest in nation(3) ▪ Average residential customer count increased approximately 1.3 percent over the past year

New Generation: Baseload Resource 7 Carty Generating Station, our 440 MW natural gas baseload plant near Boardman, OR Capital costs, including AFDC, approved in 2016 GRC: $514M Total estimated cost, including AFDC, for completion(1): $640-$660M(1) Carty plant in service as of 9/30/2016: $615M Estimated time frame to complete all litigation: 2-4 years (1) Total estimated cost does not consider any amounts received from sureties under the performance bond Exceptional availability at Carty Generating Station

2016 Integrated Resource Plan ▪ Energy efficiency and demand side actions ▪ Investment/acquisition of renewables to meet Oregon Clean Electricity Plan: IRP will position PGE to comply with 27% requirement by 2025 ▪ Filling up to 850 MW capacity deficit to ensure reliability ▪ 375-550 MW long-term annual dispatchable resources ▪ Up to 400 MW annual or seasonal capacity resources 8 IRP Timeline proposed to OPUC Areas of Focus Continuing PGE's shift to more renewables, less carbon Next steps, post acknowledgment

Estimated Capital Expenditures 9 (1) Consists of board-approved ongoing CapEx and hydro relicensing per the Third Quarter Form 10-Q filed on October 28, 2016 Note: Amounts exclude AFDC debt and equity (2) Total estimated cost does not consider any amounts that may be received from sureties under the performance bond Current Capital Outlook ▪ The board of directors approved additional spending to improve the efficiency and resiliency of PGE's infrastructure. ▪ Capital additions that could result from the Request For Proposal(s) following acknowledgment of the Integrated Resource Plan have not been estimated and are not shown. $594-$614 Base Capital Spending(1) Carty(2) $187 - $207

Third Quarter 2016 Income Statement Bridge 10 9/30/2015 9/30/2016 Price Increase $ 15 Decoupling $ 9 Volume Decrease $ (34) Other $ (1) Retail Revenue Wholesale Revenue Power Costs O&M D&A Income Taxes Gross Margin Variance: $9 Other Taxes $ in millions

Carty Earnings $ 0.02 Carty Overage $ (0.01) Carty Legal $ (0.02) 9/30/2015 9/30/2016 Carty Load Changes Non- Qualified Benefit Trust Other Third Quarter 2016 Drivers Bridge 11

Liquidity and Financing 12 2016 Financing Activity Q1 2016 Q2 2016 Q3 2016 Q4 2016 First Mortgage Bonds $140 million issued $133 million redeemed Unsecured Loan Agreement $125 million borrowed $25 million planned Senior Secured Senior Unsecured Outlook S&P A- BBB Stable Moody’s A1 A3 Stable Total Liquidity as of 9/30/2016 (in millions) Credit Facilities $ 660 Commercial Paper $ — Letters of Credit $ (73) Cash $ 88 Available $ 675

▪ Flat retail load growth for the full year, weather adjusted and excluding one large paper company; ▪ Average hydro conditions for the remainder of the year; ▪ Wind generation for the remainder of the year based on 5 years of historic levels or forecast studies when historical data is not available; ▪ Normal thermal plant operations; ▪ Operating and maintenance costs between $515 and $535 million; and ▪ Depreciation and amortization expense between $315 and $325 million. Guidance 13 2016 EPS Guidance: $2.05-$2.20

2016 Key Initiatives 1. Pursue legal actions against the sureties and Abeinsa 2. Complete and file the 2016 Integrated Resource Plan 3. Maintain high level of operational excellence 14